SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2003

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street
Sunrise, Florida 33323
(Address of principal executive offices)

954-846-8000
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     The following exhibit is being furnished herewith pursuant to Item 9 of this report.

Exhibit 99.1	Press Release dated February 27, 2003

Item 9. Regulation FD Disclosure.

     On February 27, 2003, Mayor’s Jewelers, Inc. (the “Company”) issued a press release reporting its financial results for the transition period from February 3, 2002 to March 30, 2002 and November 3, 2002 to January 4, 2003 (the “Press Release”). On February 28, 2003, the Company hosted a conference call related to the Press Release during which a presentation was made on the Company’s financial results. A copy of the Press Release is being furnished, not filed, as an exhibit to this report on Form 8-K.

     The information contained in this report on Form 8-K is being furnished to the Commission as contemplated by release No. 33-8176, which was recently adopted by the Commission and amends Form 8-K, effective March 28, 2003, to add Item 12 for that purpose.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

By: /s/ Marc Weinstein

Name: Marc Weinstein Title: Senior Vice President and Chief Administrative Officer
Dated: March 6, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 27, 2003

4